Exhibit 99.01

For Information Contact:

Laurie H. Alire

Varian, Inc.

650.424.5225

laurie.alire@varianinc.com

VARIAN, INC. REPORTS RECORD SALES

FOR FOURTH QUARTER AND FISCAL YEAR 2003

PALO ALTO, Calif. — Varian, Inc. (Nasdaq: VARI) today announced record sales for the fourth quarter and fiscal year ended October 3, 2003, driven by strong revenue growth in the company’s Scientific Instruments segment as well as higher Vacuum Technologies and Electronics Manufacturing sales. Pro forma net earnings for these same periods also set records for the company; however, GAAP net earnings were down. (Pro forma results for all periods exclude acquisition-related intangible amortization. For a complete reconciliation of pro forma financial information used in this press release to the most directly comparable GAAP financial information, please refer to the attached Reconciliations of GAAP to Pro Forma Results, Reconciliation of Unaudited Results of Operations and Reconciliation of Projected Results of Operations.)

“Varian, Inc.’s fourth-quarter revenues increased almost 15% compared to the year-ago fourth quarter, which is encouraging in two respects,” said Allen J. Lauer, Chairman and Chief Executive Officer. “The growth was truly global in nature, and it was fueled by continued good demand for our life science products coupled with stronger demand for products for industrial and chemical analysis applications.”

Revenues for the fourth quarter of fiscal year 2003 were a record $238.6 million, representing an increase of 14.9% from the $207.7 million reported for the fourth quarter of fiscal year 2002. Pro forma net earnings were $15.5 million, or $0.44 pro forma diluted earnings per share, in the fourth quarter of fiscal year 2003, compared to $14.8 million, or $0.42 pro forma diluted earnings per share, in the fourth quarter of fiscal year 2002, excluding the items set forth in the attached Reconciliation. On a GAAP basis, net earnings in the fourth quarter of fiscal year 2003 were $11.8 million, or $0.34 diluted earnings per share, compared to $14.5 million, or $0.41 diluted earnings per share, in the fourth quarter of fiscal year 2002. The fourth quarter of fiscal year 2003 was a 14-week quarter compared to 13 weeks for the fourth quarter of fiscal year 2002.

During the fourth quarter of fiscal year 2003, the company incurred restructuring costs totaling $3.8 million, which was slightly higher than the anticipated range of $3.0 million to $3.5 million previously announced. These costs related to activities undertaken by the company in the Scientific Instruments and Vacuum Technologies segments which are expected to improve efficiency and more closely align employee skill sets to the company’s evolving product mix. The fourth quarter of fiscal year 2003 also included costs of $1.1 million for settling a patent infringement suit related to the Vacuum Technologies segment.

Fiscal year 2003 revenues totaled a record $847.7 million, an increase of 8.7% compared to the $779.9 million reported for fiscal year 2002. Pro forma net earnings in fiscal year 2003 were $56.4 million, or $1.61 pro forma diluted earnings per share, compared to $53.5 million, or $1.53 pro forma diluted earnings per share, in fiscal year 2002, excluding the items set forth in the attached Reconciliation. On a GAAP basis, net earnings for fiscal year 2003 were $49.1 million, or $1.40 diluted earnings per share, compared to $51.6 million, or $1.48 diluted earnings per share, in fiscal year 2002.

Results by Segment

Scientific Instruments revenues for the fourth quarter of fiscal year 2003 were $156.8 million, representing a 16.5% increase over revenues of $134.6 million in the fourth quarter of the prior year. The segment’s operating profit margin for the fourth quarter of fiscal year 2003 was 10.8% on a pro forma basis and 8.1% on a GAAP basis. For fiscal year 2003, segment revenues grew to $552.0 million, an increase of 11.8% over fiscal year 2002 sales of $493.9 million. Fiscal year 2003 operating profit margin was 10.9% on a pro forma basis and 9.4% on a GAAP basis.

“Scientific Instruments’ strong performance was primarily driven by internal growth stemming from the multiple new instruments and consumable supplies it has introduced in its established product lines and in lines acquired over one year ago,” said Lauer.

“It is also encouraging that industrial demand began to increase during the fourth quarter. Varian, Inc. is well positioned to take advantage of this improving environment since Scientific Instruments has continued to introduce new products for chemical analysis applications while still growing its life science-focused products. We anticipate that pro forma and GAAP operating margins for the first quarter of fiscal year 2004 will improve sequentially.

Vacuum Technologies revenues of $30.7 million rose 4.2% in the fourth quarter of fiscal year 2003 compared to revenues of $29.5 million in the fourth quarter of fiscal year 2002. Sequentially, revenues grew 7.4% in the fiscal 2003 fourth quarter over the fiscal 2003 third quarter. Segment revenues in fiscal year 2003 were $116.8 million, representing an increase of 5.1% over fiscal year 2002 revenues of $111.1 million. Vacuum Technologies’ operating profit margin in the fourth quarter of fiscal 2003 was 12.4% on a pro forma basis and 7.9% on a GAAP basis. For fiscal year 2003, operating profit margin for the Vacuum Technologies segment was 12.8% on a pro forma basis and 11.2% on a GAAP basis.

“Vacuum Technologies revenues reached a two-year high in the fourth quarter supported by new strength in certain industrial applications,” said Lauer. “While operating margins were lower than prior-year quarters, they increased sequentially from the third quarter. We anticipate that pro forma operating margins should continue to improve over the next few quarters.”

Electronics Manufacturing revenues were $51.1 million in the fourth quarter of fiscal year 2003, up 17.3% from revenues of $43.6 million in the fourth quarter of fiscal year 2002. The pro forma and GAAP operating profit margin for Electronics Manufacturing was 10.9% in the fourth quarter of fiscal year 2003. Segment revenues increased to $178.9 million in fiscal year 2003, representing a 2.3% increase over fiscal year 2002 revenues of $174.9 million. Fiscal year 2003 operating profit margin was 11.9% on a pro forma basis and 11.6% on a GAAP basis.

“About $5 million in revenue growth during the quarter came from new customers obtained through the acquisition of the assets of Comtel Electronics, Inc. in the third quarter of fiscal year 2003,” said Lauer. “The remaining increase reflects stronger demand from the business’ established medical equipment, industrial, and communications customers. We expect pro forma and GAAP operating margins to be in the 10-11% range for the next few quarters.”

Outlook

“Varian, Inc. is even more efficient and productive as a result of the restructuring activities undertaken during fiscal year 2003,” said Lauer. “These efficiencies, when combined with the potential of our new products, should enable the company to take full advantage of any rebounding economic environment. During the fourth quarter, all of our businesses experienced some renewed demand from industrial applications, which is encouraging as we move into fiscal year 2004.

“As part of the company’s continuing drive to improve profitability, a project has begun to combine three factories in Southern California into a center of excellence for our consumable supplies business. It is anticipated that this project will be completed during the fourth quarter of fiscal year 2004. While the project will result in one-time charges of approximately $4 million, mostly in the fourth quarter, it should have a positive effect on margins and profitability beginning in fiscal year 2005. About $2 million of the total costs will be non-cash charges.”

For the first time, Varian, Inc. provided fiscal year 2004 earnings per share guidance. “Sales for the first quarter of fiscal year 2004 should increase over the year-ago quarter,” said Lauer, “but be down sequentially from the fourth quarter of fiscal year 2003, which is our usual seasonal pattern. Then as fiscal year 2004 progresses, sales should move up sequentially quarter-by-quarter. Pro forma diluted earnings per share for the first quarter of fiscal year 2004 should be in the $0.38 to $0.41 range, and for the full fiscal year should improve between 10% and 15% over fiscal year 2003 pro forma diluted earnings per share of $1.61, excluding the items set forth in the attached Reconciliation. On a GAAP basis, diluted earnings per share for the first quarter of fiscal year 2004 should be in the $0.36 to $0.39 range, and for the full fiscal year 2004 should increase between 17% and 23% over the fiscal year 2003 GAAP diluted earnings per share of $1.40.”

Varian, Inc. will be holding a conference call with securities analysts and investors later today, November 5, 2003, at 2:00 p.m. Pacific time. Interested investors are invited to listen to the call by going to www.varianinc.com and clicking on the Investors tab at the top of the screen.

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Non-GAAP (Pro Forma) Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release includes certain non-GAAP (pro forma) financial measures such as operating profit, operating margins, net earnings and diluted earnings per share. These non-GAAP financial measures exclude acquisition-related intangible amortization, restructuring costs, in-process R&D charges, costs to settle a patent infringement lawsuit, and acquisition transition costs. These items are excluded because they are not indicative of on-going business activities or normal operating costs.

We believe that these non-GAAP financial measures provide to investors meaningful supplemental information for use in further analyzing on a consistent basis the company’s core operating results, especially when comparing those results to results for previous periods or forecasts. These non-GAAP financial measures also supplement what is used by management to measure and forecast financial results, to compare current period results to that of prior periods, to compare results against that of other companies, and in making financial and operating decisions. These non-GAAP financial measures may be different from those used by other companies and should not be considered to be a substitute for, or superior to, financial information prepared in accordance with GAAP.

To reconcile non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures, see the Reconciliations of GAAP to Pro Forma Results, Reconciliation of Unaudited Results of Operations and Reconciliation of Projected Results of Operations attached to this press release.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, including those relating to: anticipated future operating profit margins, anticipated restructuring costs in fiscal 2004, and anticipated diluted earnings per share for the first quarter of fiscal year 2004 and the full fiscal year. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: whether we will succeed in new product development, commercialization, performance, and acceptance, particularly in life science applications; whether we can achieve continued growth in sales in life science applications; risks arising from the timing of shipments, installations, and the recognition of revenues on leading-edge NMR systems; whether we will see continued demand for vacuum products and for electronics manufacturing services; competitive products and pricing; economic conditions in the company’s product and geographic markets; whether we will see continued and timely delivery of key raw materials and components by suppliers; foreign currency fluctuations that could adversely impact revenue growth and earnings; whether we will see sustained or improved market investment in capital equipment; whether we will be able to successfully integrate acquired businesses; whether we will see reduced demand from customers that operate in cyclical industries; whether government funding for research might decline; the actual cost of anticipated restructuring activities and their impact on future costs; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. We disclaim any intent or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise.

About Varian, Inc.

Varian, Inc. (Nasdaq: VARI) is a major supplier of scientific instruments, vacuum technologies, and specialized contract electronics manufacturing services. These businesses serve a broad range of life science and industrial customers worldwide. The company manufactures in 15 locations in North America, Europe, and the Pacific Rim and employs some 4,300 people. Varian, Inc. had fiscal year 2003 sales of $848 million. Additional information about Varian, Inc. is available at www.varianinc.com.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF QUARTERLY EARNINGS

AND RECONCILIATION OF GAAP TO PRO FORMA RESULTS

(In thousands, except per share amounts)

	Fiscal Quarter Ended October 3, 2003			Fiscal Quarter Ended September 27, 2002
	GAAP	Pro Forma		GAAP	Pro Forma
Sales	$238,648	$238,648		$207,654	$207,654
Cost of sales	149,437	149,437		127,182	127,182

Gross profit	89,211	89,211		80,472	80,472

Operating expenses
Sales and marketing	39,761	39,761		35,968	35,968
Research and development	11,625	11,625		10,719	10,719
General and administrative	19,448	13,827	(1)	10,706	10,268	(2)

Total operating expenses	70,834	65,213		57,393	56,955

Operating earnings	18,377	23,998		23,079	23,517
Interest expense, net	164	164		467	467

Earnings before income taxes	18,213	23,834		22,612	23,050
Income tax expense	6,374	8,321		8,140	8,298

Net earnings	$11,839	$15,513		$14,472	$14,752

Net earnings per diluted share	$0.34	$0.44		$0.41	$0.42

Diluted shares outstanding	35,207	35,207		35,118	35,118

SUMMARY OF RECONCILING ITEMS:

(1)	Excludes $738 in acquisition-related intangible amortization, $3,783 in restructuring costs and $1,100 in patent suit settlement costs.
(2)	Excludes $438 in acquisition-related intangible amortization.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF ANNUAL EARNINGS

AND RECONCILIATION OF GAAP TO PRO FORMA RESULTS

(In thousands, except per share amounts)

	Fiscal Year Ended October 3, 2003			Fiscal Year Ended September 27, 2002
	GAAP	Pro Forma		GAAP	Pro Forma
Sales	$847,739	$847,739		$779,893	$779,893
Cost of sales	525,893	525,424	(1)	484,200	484,200

Gross profit	321,846	322,315		295,693	295,693

Operating expenses
Sales and marketing	144,089	144,089		132,304	132,304
Research and development	45,653	45,653		39,918	39,918
General and administrative	55,499	44,797	(2)	39,509	37,948	(3)
Purchased in-process research and development	—	—		890	—	(4)

Total operating expenses	245,241	234,539		212,621	210,170

Operating earnings	76,605	87,776		83,072	85,523
Interest expense, net	995	995		1,905	1,905

Earnings before income taxes	75,610	86,781		81,167	83,618
Income tax expense	26,463	30,373		29,540	30,102

Net earnings	$49,147	$56,408		$51,627	$53,516

Net earnings per diluted share	$1.40	$1.61		$1.48	$1.53

Diluted shares outstanding	35,057	35,057		34,928	34,928

SUMMARY OF RECONCILING ITEMS:

(1)	Excludes $469 in acquisition transition costs.
(2)	Excludes $2,647 in acquisition-related intangible amortization, $6,918 in restructuring costs, $1,100 in patent suit settlement costs and $37 in acquisition transition costs.
(3)	Excludes $1,561 in acquisition-related intangible amortization.
(4)	Excludes $890 relating to a purchased in-process research and development charge.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEET

(In thousands, except par value amounts)

	Oct. 3, 2003	Sept. 27, 2002
ASSETS

Current assets
Cash and cash equivalents	$135,791	$65,145
Accounts receivable, net	165,049	168,958
Inventories	125,649	116,252
Deferred taxes	26,464	30,644
Other current assets	17,788	16,084

Total current assets	470,741	397,083
Property, plant, and equipment, net	120,088	105,871
Goodwill	126,411	115,922
Intangible assets, net	16,762	12,153
Other assets	3,050	3,575

Total assets	$737,052	$634,604

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current portion of long-term debt	$2,811	$3,321
Accounts payable	61,209	52,086
Deferred profit	14,385	20,952
Accrued liabilities	141,938	122,819

Total current liabilities	220,343	199,178
Long-term debt	36,273	37,635
Deferred taxes	12,454	8,191
Other liabilities	10,413	9,879

Total liabilities	279,483	254,883

Stockholders’ equity
Preferred stock—par value $.01, authorized—1,000 shares; issued—none	—	—
Common stock—par value $.01, authorized—99,000 shares; issued and outstanding—34,181 shares at Oct. 3, 2003 and 33,951 shares at Sept. 27, 2002	252,630	251,904
Retained earnings	193,566	144,419
Accumulated other comprehensive gain (loss)	11,373	(16,602)

Total stockholders’ equity	457,569	379,721

Total liabilities and stockholders’ equity	$737,052	$634,604

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

(In thousands)

	Fiscal Quarter Ended		Fiscal Year Ended
	Oct. 3, 2003	Sept. 27, 2002	Oct. 3, 2003	Sept. 27, 2002
Cash flows from operating activities
Net earnings	$11,839	$14,472	$49,147	$51,627
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	6,650	5,771	24,082	21,331
Loss (gain) on disposition of property, plant, and equipment	31	213	(93)	307
Purchased in-process research and development	—	—	—	890
Tax benefit from stock option exercises	559	4,688	1,911	6,086
Deferred taxes	5,870	140	8,735	(1,554)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	3,542	(10,330)	17,628	(2,783)
Inventories	9,187	3,618	1,332	8,190
Other current assets	4,010	355	6,595	(2,594)
Other assets	423	(103)	677	1,517
Accounts payable	33	5,034	5,351	869
Deferred profit	(2,302)	(2,608)	(6,715)	(752)
Accrued liabilities	(2,198)	6,381	12,629	(2,540)
Other liabilities	(258)	(44)	318	(25)

Net cash provided by operating activities	37,386	27,587	121,597	80,569

Cash flows from investing activities
Proceeds from sale of property, plant, and equipment	115	71	588	463
Purchase of property, plant, and equipment	(11,095)	(6,357)	(26,656)	(21,598)
Purchase of businesses, net of cash acquired	(1,427)	(2,113)	(25,013)	(55,438)

Net cash used in investing activities	(12,407)	(8,399)	(51,081)	(76,573)

Cash flows from financing activities
Net repayment of debt	(2,823)	(562)	(2,707)	(6,019)
Repurchase of common stock	—	(1,581)	(10,368)	(1,581)
Issuance of common stock	3,584	3,784	9,184	10,739
Net transfers to Varian Medical Systems, Inc.	(162)	(529)	(901)	(2,882)

Net cash provided by (used in) financing activities	599	1,112	(4,792)	257

Effects of exchange rate changes on cash and cash equivalents	(925)	(336)	4,922	1,013

Net increase in cash and cash equivalents	24,653	19,964	70,646	5,266
Cash and cash equivalents at beginning of period	111,138	45,181	65,145	59,879

Cash and cash equivalents at end of period	$135,791	$65,145	$135,791	$65,145

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin and per share data)

	Fiscal Quarter Ended		Fiscal Year Ended
	Oct. 3, 2003	Sept. 27, 2002	Oct. 3, 2003	Sept. 27, 2002
TOTAL COMPANY
Operating Profit
U.S. GAAP as reported	$18.4	$23.1	$76.6	$83.1
Pro forma adjustments:
Acquisition-related intangible amortization	0.7	0.4	2.7	1.5
Restructuring costs	3.8	—	6.9	—
Patent suit settlement costs	1.1	—	1.1	—
Acquisition transition costs	—	—	0.5	—
In-process R&D charge	—	—	—	0.9

Pro forma as presented	$24.0	$23.5	$87.8	$85.5

Operating Margins
U.S. GAAP as reported	7.7%	11.1%	9.0%	10.7%
Pro forma adjustments:
Acquisition-related intangible amortization	0.3	0.2	0.4	0.2
Restructuring costs	1.6	—	0.8	—
Patent suit settlement costs	0.5	—	0.1	—
Acquisition transition costs	—	—	0.1	—
In-process R&D charge	—	—	—	0.1

Pro forma as presented	10.1%	11.3%	10.4%	11.0%

Net Earnings
U.S. GAAP as reported	$11.8	$14.5	$49.1	$51.6
Pro forma adjustments:
Acquisition-related intangible amortization	0.5	0.3	1.8	1.0
Restructuring costs	2.5	—	4.5	—
Patent suit settlement costs	0.7	—	0.7	—
Acquisition transition costs	—	—	0.3	—
In-process R&D charge	—	—	—	0.9

Pro forma as presented	$15.5	$14.8	$56.4	$53.5

Diluted Earnings Per Share
U.S. GAAP as reported	$0.34	$0.41	$1.40	$1.48
Pro forma adjustments:
Acquisition-related intangible amortization	0.01	0.01	0.05	0.03
Restructuring costs	0.07	—	0.13	—
Patent suit settlement costs	0.02	—	0.02	—
Acquisition transition costs	—	—	0.01	—
In-process R&D charge	—	—	—	0.02

Pro forma as presented	$0.44	$0.42	$1.61	$1.53

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin data)

	Fiscal Quarter Ended		Fiscal Year Ended
	Oct. 3, 2003	Sept. 27, 2002	Oct. 3, 2003	Sept. 27, 2002
SCIENTIFIC INSTRUMENTS SEGMENT
Operating Profit
U.S. GAAP as reported	$12.7	$14.4	$51.7	$54.4
Pro forma adjustments:
Acquisition-related intangible amortization	0.7	0.5	2.6	1.5
Restructuring costs	3.5	—	5.7	—
In-process R&D charge	—	—	—	0.9

Pro forma as presented	$16.9	$14.9	$60.0	$56.8

Operating Margins
U.S. GAAP as reported	8.1%	10.7%	9.4%	11.0%
Pro forma adjustments:
Acquisition-related intangible amortization	0.5	0.3	0.5	0.3
Restructuring costs	2.2	—	1.0	—
In-process R&D charge	—	—	—	0.2

Pro forma as presented	10.8%	11.0%	10.9%	11.5%

VACUUM TECHNOLOGIES SEGMENT
Operating Profit
U.S. GAAP as reported	$2.4	$4.7	$13.0	$16.8
Pro forma adjustments:
Acquisition-related intangible amortization	—	—	0.1	0.1
Restructuring costs	0.3	—	0.8	—
Patent suit settlement costs	1.1	—	1.1	—

Pro forma as presented	$3.8	$4.7	$15.0	$16.9

Operating Margins
U.S. GAAP as reported	7.9%	16.0%	11.2%	15.1%
Pro forma adjustments:
Acquisition-related intangible amortization	—	—	0.1	0.1
Restructuring costs	0.9	—	0.7	—
Patent suit settlement costs	3.6	—	0.8	—

Pro forma as presented	12.4%	16.0%	12.8%	15.2%

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF UNAUDITED RESULTS OF OPERATIONS

(In millions, except margin data)

	Fiscal Quarter Ended		Fiscal Year Ended
	Oct. 3, 2003	Sept. 27, 2002	Oct. 3, 2003	Sept. 27, 2002
ELECTRONICS MANUFACTURING SEGMENT

Operating Profit
U.S. GAAP as reported	$5.6	$5.4	$20.8	$17.8
Pro forma adjustment:
Acquisition transition costs	—	—	0.5	—

Pro forma as presented	$5.6	$5.4	$21.3	$17.8

Operating Margins
U.S. GAAP as reported	10.9%	12.5%	11.6%	10.2%
Pro forma adjustment:
Acquisition transition costs	—	—	0.3	—

Pro forma as presented	10.9%	12.5%	11.9%	10.2%

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF PROJECTED RESULTS OF OPERATIONS

	Range of Projected Results
	Fiscal Quarter Ending January 2, 2004	Fiscal Year Ending October 1, 2004
TOTAL COMPANY

Projected Diluted Earnings per Share
Projected U.S. GAAP	$0.36 – $0.39	$1.64 – $1.72
Pro forma adjustments:
Projected acquisition-related intangible amortization	$0.01	$0.06
Projected restructuring costs	$0.01	$0.07
Projected pro forma	$0.38 – $0.41	$1.77 – $1.85